Exhibit 3.5

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NORTH AMERICA PACKAGING CORPORATION

(Incorporated in Delaware on April 26, 2001)

NORTH AMERICA PACKAGING CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: Pursuant to Section 245(b) and 241 of the General Corporation Law of the State of Delaware (the “Delaware Law”), the Certificate of Incorporation of NORTH AMERICA PACKAGING CORPORATION, a Delaware corporation (the “Corporation”), is hereby amended and restated to read in its entirety as follows:

“AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

FIRST: The name of the corporation is NORTH AMERICA PACKAGING CORPORATION.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business and the objects and purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:

1. Authorized Shares. The total number of shares of stock of all classes which the Corporation shall have authority to issue is five hundred thousand (500,000), of which forty-six thousand (46,000) shall be shares of Series A Cumulative Preferred Stock with a Liquidation Value of $1,000 per share and par value of $0.01 per share (“Series A Preferred Stock”), five thousand (5,000) shall be shares of Series B Cumulative Preferred Stock with a Liquidation Value of $1,000 per share and par value of $0.01 per share (“Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”), and four hundred forty-nine thousand (449,000) shall be shares of Common Stock with a par value of $0.01 per share (“Common Stock”). All such shares shall be non-assessable.

2. Preferred Stock.

(a)	Dividends.

(i) General Obligation. When and as declared by the Board of Directors of the Corporation, and only to the extent permitted under (1) the General Corporation Law of the State of Delaware, (2) the Credit Agreement dated June 2001, between the Corporation, The Chase Manhattan Bank, as Agent, and the financial institutions that are party to said Credit Agreement, together with any and all amendments, modifications, restatements, replacements and/or refinancings thereof (the “Senior Credit Agreement”) and (3) under the Securities Purchase Agreement dated June 2001, between the Corporation, MVOC, LLC, and the purchasers who are party thereto, together with any and all amendments, modifications, restatements, replacements and/or refinancings thereof (the “Securities Purchase Agreement” and, together with the Senior Credit Agreement and all loan and other investment documents executed and delivered in connection with each of them, the “Third Party Debt Instruments”), the Corporation shall pay cumulative dividends to the holders of Preferred Stock at the times and in the amounts provided for in this Section 2(a). Except as otherwise provided herein, cumulative dividends on the Series A Preferred Stock shall accrue from and including March 1, 2003 (the “Series A Dividend Commencement Date”). Except as otherwise provided herein, cumulative dividends on the Series B Preferred Stock shall accrue from and including the date of issuance of each such share of Series B Preferred Stock (the “Series B Dividend Commencement Date”). The dividend rate for the Preferred Stock shall be the prime rate, as published in the Wall Street Journal from time to time plus 275 basis points per annum on the sum of (A) the Liquidation Value of each share of Preferred Stock plus (B) the amount of accrued dividends that are unpaid as of the business day following the last Dividend Reference Date (as such term is defined in Section 2(a)(ii) below). Holders of Series A Preferred Stock shall be entitled to receive such dividends (including accrued dividends) prior and in preference to payment of any dividend upon, or the setting apart of any moneys or other property of the Corporation for payment of any dividend upon, any other series of Preferred Stock or any Common Stock except for dividends payable solely in additional shares of Preferred Stock. Subject to the prior satisfaction of the Corporation’s obligations under the warrants (the “Warrants”) issued pursuant to the Securities Purchase Agreement and under the Securityholders’ and Registration Rights Agreement dated June 2001 among the Corporation and the stockholders of the Corporation who are party thereto (the “Securityholders’ Agreement”), holders of Series B Preferred Stock shall be entitled to receive such dividends (including accrued dividends) prior and in preference to payment of any dividend upon, or the setting apart of any moneys or other property of the Corporation for payment of any dividend upon, any Common Stock. Preferred Stock dividends shall accrue and be cumulative whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation originally issues any share of Preferred Stock shall be deemed to be its “date of issuance” regardless of the number of times transfer of such share of Preferred Stock is made on the stock records of the Corporation, and regardless of the number of certificates which may be issued to evidence such share of Preferred Stock. The per share dividend amount payable to each holder of record of Preferred Stock on any Dividend Reference Date (as defined below) shall be rounded to the nearest cent.

(ii) Payment of Dividends. Dividends accrued on the Series A Preferred Stock shall be payable semi-annually beginning March 31 after the Series A Dividend Commencement Date and thereafter on September 30 and March 31 of each following year, and dividends accrued on the Series B Preferred Stock shall be payable semi-annually beginning on March 31 after the Series B Dividend Commencement Date and thereafter on September 30 and March 31 of each following year (each such date being referred to herein as a “Dividend Reference Date”), when and as declared by the Board of Directors of the Corporation in accordance with this

Section 2(a). Each dividend will be payable to holders of record of the Preferred Stock as they appear on the stock transfer books of the Corporation on a record date, which shall be not more than 60 nor less than 10 days before the relevant Dividend Reference Date, fixed by the Board of Directors of the Corporation. The accrued dividend payable on March 31, 2003, on September 30, 2003 and on March 31, 2004 shall be declared and paid in additional shares of Series A Preferred Stock with respect to outstanding shares of Series A Preferred Stock and in additional shares of Series B Preferred Stock with respect to outstanding shares of Series B Preferred Stock, with such additional shares of Preferred Stock being valued (subject to adjustment from time to time to appropriately give effect to any split or combination of the shares of Preferred Stock) at $1,000 for such purpose on such Dividend Reference Date; provided that the Corporation may at its option pay cash in lieu of any fractional shares that may otherwise be issuable pursuant to this sentence. Beginning on September 30, 2004, but only to the extent permitted under each of the Third Party Debt Instruments as to any and all of such cash dividends (as noted above in Section 2(a)(i) hereof), the accrued dividend payable on the Series A Preferred Stock shall be declared and paid in cash, and the accrued dividend payable on the Series B Preferred Stock shall be declared and paid in cash if, and only if, the Corporation has distributed in cash the total amount of dividends then accrued and current with respect to the Series A Preferred Stock; otherwise, such dividends on the Series B Preferred Stock shall be declared and paid in additional shares of Series B Preferred Stock, with such additional shares of Series B Preferred Stock being valued (subject to adjustment from time to time to appropriately give effect to any split or combination of the shares of Series B Preferred Stock) at $1,000 for such purpose on such Dividend Reference Date; provided that the Corporation may at its option pay cash in lieu of any fractional shares that may otherwise be issuable pursuant to this sentence.

(iii) Distribution of Partial Dividend Payments. If at any time the Corporation distributes less than the total amount of dividends then accrued with respect to Series A Preferred Stock, such payment shall be distributed among the holders of the Series A Preferred Stock, so that an equal amount shall be paid (as nearly as possible) with respect to each outstanding share of Series A Preferred Stock. If at any time the Corporation distributes less than the total amount of dividends then accrued with respect to Series B Preferred Stock, such payment shall be distributed among the holders of the Series B Preferred Stock, so that an equal amount shall be paid (as nearly as possible) with respect to each outstanding share of Series B Preferred Stock.

(iv) Priority. Except as set forth in Section 2(a)(ii) hereof, so long as any share of Series A Preferred Stock remains outstanding, no dividend whatsoever shall be paid upon, or moneys or other property of the Corporation set apart for payment of any dividend upon, any other series of Preferred Stock or Common Stock nor shall any other series of Preferred Stock or Common Stock be redeemed or purchased by the Corporation or any subsidiary thereof nor shall any moneys or other property be paid to or made available for a sinking fund for any such redemption or purchase of any other series of Preferred Stock or Common Stock. Subject to the prior satisfaction of the Corporation’s obligations under the Warrants and under the Securityholders’ Agreement, so long as any share of Series B Preferred Stock remains outstanding, no dividend whatsoever shall be paid upon, or moneys or other property of the Corporation set apart for payment of any dividend upon any Common Stock nor shall any Common Stock be redeemed or purchased by the Corporation or any subsidiary thereof nor shall any moneys or other property be paid to or made available for a sinking fund for any such redemption or purchase of any Common Stock.

(b)	Voting Rights.

(i) Generally. Except as herein provided or as otherwise required by law, holders of Preferred Stock shall not be entitled to voting rights. Notwithstanding the foregoing, at all times the Series A Preferred Stock shall be outstanding, one director of the Corporation’s five-member board of directors shall be elected solely by the holders of the Series A Preferred Stock. Following the occurrence of a Conversion Event (as such term is defined in Section 2(e)(i) below), each holder of shares of Preferred Stock shall have such voting rights as are attributable to the number of shares of Common Stock into which such shares of Preferred Stock are convertible (whether or not such conversion right is exercised) as of the date of such vote in accordance with Section 2(e) hereof. In addition to any other vote or consent of stockholders required by this Certificate of Incorporation, as amended, or the By-Laws of the Corporation or by law:

(ii) Class Voting. The affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Series A Preferred Stock, voting together as a separate class, shall be necessary (A) to change the rate or time of payment of any dividends on, or the time or amount of any redemption of, or the amount of any payments upon liquidation of the Corporation with respect to, or the priorities afforded by the provisions of Section 2(a)(iv) of this Certificate of Incorporation for the benefit of, shares of Series A Preferred Stock or (B) to amend this Section 2(b) or (C) to increase the number of authorized shares of Preferred Stock or Common Stock or (D) to issue any additional shares of Preferred Stock or Common Stock or (E) to issue any security or obligation convertible into, or giving any person the right to purchase, Preferred Stock or Common Stock; provided, however, that the restrictions in clauses (C), (D) and (E) of this sentence shall not preclude the Corporation from issuing to a holder of Third Party Debt Instruments pursuant to the terms of those Instruments as they exist on the date hereof, Common Stock or warrants to purchase Common Stock or any Common Stock issuable pursuant to the terms of such warrants, subject to Sections 2(e)(v) and 2(e)(vi) hereof. The affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting together as a separate class, shall be necessary to authorize any of the following by the Corporation or by any majority-owned subsidiary of the Corporation: (G) merger or consolidation or sale of all or substantially all of its assets; (H) amendment of certificate of incorporation or by-laws; (I) unless otherwise permitted under the Third Party Debt Instruments or otherwise approved by the valid. written consent of the requisite holders of the indebtedness governed by the Senior Credit Agreement, sale, lease, pledge or mortgage: (i) of any asset for less than fair value; or (ii) of any asset or assets (other than inventory) during any twelve month period for aggregate consideration exceeding $1 million; (J) incurrence, guarantee or allowance to exist of indebtedness for borrowed money or any guarantee thereof with respect to or for the benefit of any stockholder or any affiliate which is not a wholly-owned subsidiary or with respect to any associate of any affiliate; (K) loans of money to any person out of the ordinary course of business except a wholly-owned subsidiary: (L) compensation or other fees to be paid to any affiliate or to any associate of any affiliate in excess of the market rate; (M) unless otherwise permitted under the Third Party Debt lnstruments or otherwise approved by the valid, written consent of the requisite holders of the indebtedness governed by the Senior Credit Agreement, any capital expenditure in excess of $500,000; or (N) change in the basic nature of the business conducted by the Corporation or any of its subsidiaries from the manufacture and distribution of rigid plastic packaging.

(iii) Board Election Rights Triggering Events. In the event that (A) the Corporation fails on any four consecutive or non-consecutive Dividend Reference Dates to declare and pay in full cash dividends when such cash dividends are otherwise permitted under the Third Party Debt Instruments, in the amount of all accrued and unpaid dividends on the shares of Series A Preferred Stock outstanding as of such Dividend Reference Dates, on the then-outstanding shares of Series A Preferred Stock (a “Dividend Board Election Rights Triggering Event”), (B) the Corporation is in default in the payment when due under any of the Third Party Debt Instruments of an amount in excess of $250,000 in the aggregate, exclusive of payments made to a court-appointed trustee or into an account pending settlement of a dispute, (C) any portion of the indebtedness evidenced and governed by the Third Party Debt Instruments is accelerated by the applicable holder of said indebtedness as a result of a non-monetary default by the Corporation under the applicable Third Party Debt Instruments, or (D) the Corporation breaches any covenant with respect to which the holder of the Series A Preferred Stock is entitled to the benefit pursuant to Section 5(a) of this Article, then the holders of Series A Preferred Stock shall be entitled to vote their shares of Series A Preferred Stock, in accordance with the procedures set forth below, to elect, as a class, two additional members of the Board of Directors of the Corporation, provided that such two additional members of the Board of Directors shall not be former employees of Southcorp Limited. Each such event described in clauses (A), (B), (C), and (D) of the first sentence of this Section 2(b)(iii) is herein referred to as a “Board Election Rights Triggering Event.” So long as shares of Series A Preferred Stock shall be outstanding, the holders of Series A Preferred Stock shall retain the right to vote and elect, voting together as a single class, such two additional members of the Board of Directors until such time as (X) in the event such right arises due to a Dividend Board Election Rights Triggering Event, all accumulated dividends that are in arrears on the Series A Preferred Stock are paid in full in cash; (Y) in the case of a Board Election Rights Triggering Event described in Section 2(b)(iii) (B) or (C), the failure, breach or default giving rise to such Board Election Rights Triggering Event is remedied or is effectively waived by the applicable holders of the indebtedness governed by Third Party Debt Instruments so that the Corporation is no longer in default under any of the Third Party Debt Instruments due to the occurrence of such failure, breach or default (and if previously accelerated, the applicable indebtedness governed by the applicable Third Party Debt Instruments has been reinstated); and (Z) in the event of a Board Election Rights Triggering Event described in Section 2(b)(iii)(D), the failure, breach or default giving rise to such Board Election Rights Triggering Event is remedied or waived by the holders of at least a majority of the shares of Series A Preferred Stock then outstanding and entitled to vote thereon. The time period during which the holders of the Series A Preferred Stock are entitled to elect two additional members of the Board of Directors of the Corporation as set forth in this Section 2(b)(iii), is herein referred to as a “Default Period.”

(iv) Exercise of Board Election Rights during Default Period.

(A) Upon the occurrence of a Board Election Rights Triggering Event, any holder of Series A Preferred Stock may deliver to the President of the Corporation a notice stating that such holder wishes to exercise its voting rights under this Article of this Certificate of Incorporation, whereupon the President of the Corporation shall immediately call a special meeting of the stockholders to elect all five directors of the Corporation. At such special meeting, the holders of Series A Preferred Stock, voting together as a single class, shall elect three directors of the Corporation, none of whom shall be a former employee of Southcorp Limited, and the holders of Common Stock shall elect two directors of the Corporation.

(B) Upon the expiration of the Default Period, any holder of Common Stock may deliver to the President of the Corporation a notice stating that the Default Period has expired and referring to this Article of this Certificate of Incorporation, whereupon the President of the Corporation shall immediately call a special meeting of the stockholders to elect all five directors of the Corporation. At such special meeting, the holders of the Common Stock shall elect four directors of the Corporation, and the holders of the Series A Preferred Stock, voting together as a single class, shall elect one director of the Corporation, who shall not be a former employee of Southcorp Limited.

(C) At any meeting held for the purpose of electing directors by the holders of Series A Preferred Stock, the presence in person or by proxy of the holders owning shares having at least a majority of the votes of Series A Preferred Stock shall be required to constitute a quorum of such Series A Preferred Stock. During any Default Period, any vacancy in the Board of Directors may be filled by vote of the remaining director or directors, if any, theretofore elected by the holders of the class or classes of stock which elected the director whose office shall have become vacant. References in this Section 2(b)(iv) to directors elected by the holders of a particular class or classes of stock shall include directors elected by such director or directors to fill vacancies as provided in the foregoing sentence.

(v) Number of Votes Per Share. In any case in which the holders of Preferred Stock or any series thereof shall be entitled to vote as a class pursuant to Section 2(b)(iv) or vote together with the holders of Common Stock pursuant to Articles SEVENTH or EIGHTH hereof or pursuant to Delaware law, each holder of Preferred Stock entitled to vote with respect to such matter shall be entitled to one vote for each share of Preferred Stock held by such holder.

(vi) Voting Rights Upon Failure to Refinance Third Party Debt Instruments. If, prior to September 30, 2004, the Corporation has not refinanced the Third Party Debt Instruments to the satisfaction of the holders of at least a majority of the outstanding shares of Series A Preferred Stock (the “Refinancing”), voting together as a separate class, then the holders of the Series A Preferred Stock shall be entitled to vote all outstanding shares of Common Stock of the Corporation owned beneficially or of record by MVOC, LLC, a Delaware limited liability company, and its donees, transferees and assignees; provided, however, that the holders of the Series A Preferred Stock shall not unreasonably withhold their consent to the Refinancing. The voting rights conferred by the foregoing sentence shall expire upon the occurrence of a Refinancing.

(c)	Liquidation.

(i) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders (whether from capital, surplus or earnings), before any distribution or payment is made upon any other series of

Preferred Stock or Common Stock of the Corporation an amount in cash equal to the aggregate Liquidation Value of all Series A Preferred Stock outstanding, plus accrued and unpaid dividends, and the holders of the Series A Preferred Stock shall not be entitled to any further payment or claim to any of the remaining assets of the Corporation. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation to be distributed among holders of Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets of the Corporation to be distributed to such holders shall be distributed ratably among such holders based upon the aggregate Liquidation Value of the Series A Preferred Stock held by each such holder of Series A Preferred Stock, plus accrued and unpaid dividends. The Corporation shall mail written notice of such liquidation, dissolution or winding up, not less than 30 days prior to the payment date stated therein, to each record holder of Series A Preferred Stock

(ii) Subject to the prior satisfaction of the Corporation’s obligations under the Warrants and under the Securityholders’ Agreement, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders (whether from capital, surplus or earnings), before any distribution or payment is made upon any Common Stock of the Corporation an amount in cash equal to the aggregate Liquidation Value of all Series B Preferred Stock outstanding, plus accrued and unpaid dividends, and the holders of the Series B Preferred Stock shall not be entitled to any further payment or claim to any of the remaining assets of the Corporation. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation to be distributed among holders of Series B Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets of the Corporation to be distributed to such holders shall be distributed ratably among such holders based upon the aggregate Liquidation Value of the Series B Preferred Stock held by each such holder of Series B Preferred Stock, plus accrued and unpaid dividends. The Corporation shall mail written notice of such liquidation, dissolution or winding up, not less than 30 days prior to the payment date stated therein, to each record holder of Series B Preferred Stock.

(d)	Redemption.

(i) Redemption on Demand of Corporation.

(A) Demand Redemption Right. At any time and from time to time, the Corporation shall, at its election, be entitled to redeem, at the Liquidation Value, plus accrued and unpaid dividends, any or all of the shares of Series A Preferred Stock, on and subject to the terms and provisions of this Section 2(d) and of any agreement referred to in Sections 2(d)(ii)(A).

(B) Redemption Procedure.

(1) If the Corporation elects to redeem the Series A Preferred Stock pursuant to this Section 2(d)(i)(B)(l), the Corporation shall give written notice to each holder of record of the Series A Preferred Stock, which notice shall (a) contain a statement of or reference to the Corporation’s right to require the holder of Series A Preferred Stock to surrender its shares of Series A Preferred Stock pursuant to this Section 2(d)(i)(B)(1) and (b) set forth the aggregate number of shares of Series A Preferred Stock the Corporation elects to redeem from each such holder pursuant to this Section 2(d)(i)(B)(1).

(2) The redemption price shall be the Liquidation Value of the shares to be redeemed, plus accrued and unpaid dividends, and shall be payable in cash. For each share of Series A Preferred Stock that is to be redeemed pursuant to Section 2(d)(i), the Corporation shall be obligated, upon delivery of the notice referred to in Section 2(d)(i)(B)(1), to pay to the holder of the Series A Preferred Stock to be redeemed, or to irrevocably set apart for such purpose, an amount in cash equal to the Liquidation Value plus accrued and unpaid dividends.

(ii) Mandatory Redemption. Subject to the prior satisfaction of the obligations under the Third Party Debt Instruments, the Corporation shall redeem all of the then-outstanding shares of Series A Preferred Stock which have not been previously redeemed or converted pursuant hereto, at the Liquidation Value thereof, plus accrued and unpaid dividends, upon the first to occur of:

(A) Six months after the Corporation shall have satisfied in full all of its obligations under the Third Party Debt Instruments;

(B) There shall occur a sale of all or substantially all of the assets of the Corporation;

(C) There shall occur a sale of the capital shares of the Corporation that have a majority of the then-outstanding ordinary voting power (without considering or taking into effect the Board of Directors election rights of the Series A Preferred Stock holders during a Default Period) of the Corporation, except for (1) any sale of such capital shares resulting from the foreclosure (or acceptance of a conveyance in lieu of foreclosure) by the holder(s) of the indebtedness governed by the Senior Credit Agreement of any security interest in the capital shares of the Corporation owned by MVOC, LLC securing said indebtedness and (2) any resale of such capital shares by the purchaser at such foreclosure (or conveyance in lieu of foreclosure); or

(D) May 31, 2009.

which date shall be referred to herein as the “Redemption Date.” The Corporation shall give not less than 10 nor more than 30 business days prior written notice to the holders of record of the shares of Series A Preferred Stock to be redeemed pursuant to this Section 2(d)(ii).

(iii) Procedure for Mandatory Redemption. For each share of Series A Preferred Stock which is to be redeemed pursuant to Section 2(d)(ii), the Corporation shall be obligated, on the later of the Redemption Date for such share or the date that is one business day after the date on which the holder thereof surrenders at the Corporation’s principal office (or other place within the United States of America identified in the applicable notice for surrender of share certificates) the certificate representing such share together with a stock power therefor duly endorsed in blank, to pay to the holder thereof an amount in cash equal to the Liquidation Value plus accrued and unpaid dividends; provided, however, that for each share of Series A Preferred Stock which is to be redeemed pursuant to Section 2(d)(ii), the Corporation shall be obligated, on the Redemption Date for such share, to pay to the holder thereof, or to irrevocably set apart for such purpose, an amount in cash equal to the Liquidation Value plus accrued and unpaid dividends.

(iv) Procedure if the Corporation has Insufficient Funds to Redeem all Shares. If the funds of the Corporation legally available for redemption of Series A Preferred Stock pursuant to Section 2(d) on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds that are legally available shall be used to redeem the maximum possible number of shares of Series A Preferred Stock ratably among the holders of the Series A Preferred Stock to be redeemed. At any time thereafter, when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock, such funds shall immediately be used to redeem, at the Liquidation Value plus accrued and unpaid dividends as of the date such additional funds are actually disbursed in redemption of such shares, the balance of the Series A Preferred Stock which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed. The number of shares of Series A Preferred Stock to be redeemed from each holder thereof in redemptions by the Corporation pursuant to Section 2(d)(i) or 2(d)(ii), if less than all such shares, shall be the number of shares of Series A Preferred Stock, rounded to the nearest whole share, determined by multiplying the total number of shares of Series A Preferred Stock desired to be redeemed times a fraction, the numerator of which shall be the total number of shares of Series A Preferred Stock then held by such holder and the denominator of which shall be the total number of shares of Series A Preferred Stock then outstanding.

(v) Effect of Redemption Date. From and after the Redemption Date for any shares of Series A Preferred Stock, dividends on the shares of the Series A Preferred Stock so redeemed shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation with respect to shares so redeemed (except the right to receive from the Corporation the Liquidation Value plus accrued and unpaid dividends, upon surrender at the Corporation’s principal office (or other place within the United States of America identified in the applicable notice for surrender of share certificates) of the certificate representing such shares together with a stock power therefor duly endorsed in blank) shall cease (including any right to receive dividends otherwise payable on any Dividend Reference Date that would have occurred after the Redemption Date), provided, however, that to the extent the Corporation defaults in the payment in full of the Liquidation Value plus accrued and unpaid dividends for any shares of Series A Preferred Stock on the Redemption Date (or, if applicable, on a later date on which a holder surrenders certificates and duly endorsed stock powers), such shares shall remain outstanding and continue to accrue dividends and all rights of the holders thereof as stockholders of the Corporation with respect to such shares shall continue until the Corporation has paid in full the Liquidation Value plus accrued and unpaid dividends, calculated as of the date of such payment, for such shares. In case fewer than all the shares represented by any such certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares, without cost to the holder thereof.

(vi) Redemption of Series B Preferred Stock. Subject to the prior satisfaction of the Corporation’s obligations under the Warrants and under the Securityholders’ Agreement, upon the full and complete redemption of and payment in exchange for the Series A Preferred Stock as set forth in this Section 2(d), the Corporation shall have the power to redeem the Series

B Preferred Stock at any time in accordance with the procedures set forth in this Section 2(d) with respect to the redemption of the Series A Preferred Stock.

(e)	Conversion.

(i) Conversion Ratio. Each share of Series A Preferred Stock shall be convertible at any time after May 31, 2009, and at any time that a Default Period shall exist (each, a “Conversion Event”), at the option of the holder into the greater of (A) the number of fully paid, non-assessable shares of Common Stock resulting from the quotient of the Liquidation Value of such share divided by the Conversion Price (as hereinafter defined) in effect on the date of conversion (calculated as to each conversion to the nearest whole cent) and (B) a pro rata portion (determined among the outstanding shares of Series A Preferred Stock) of the number of shares of fully paid, non-assessable shares of Common Stock representing 50.1% of the issued capital stock of the Corporation on a Fully Diluted basis, after giving effect to such conversion and to all other issuances of, or modifications to, capital stock or Convertible Securities made or to be made by the Corporation in connection therewith, including, without limitation, any increase made in connection therewith in the number of shares of Common Stock issuable upon exercise of the Warrants (as defined in the Securities Purchase Agreement). The Conversion Price shall initially equal $333; provided, however, that the Conversion Price shall be adjusted and readjusted from time to time as provided in this Section 2(e) and, as so adjusted and readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 2(e). Upon surrender to the Corporation at the Corporation’s principal office, the office of the transfer agent or such other place or places within the United States of America, if any, as the Board of Directors may determine, of certificates duly endorsed to the Corporation or in blank for shares of Series A Preferred Stock to be converted pursuant to this Section 2(e) together with appropriate evidence of the payment of any transfer or similar tax, if required, and written instructions to the Corporation requesting conversion of such shares and specifying the name and address of the person to whom such shares of Common Stock are to be issued, the Corporation shall issue the number of full shares of Common Stock rounded to the nearest whole number issuable upon conversion thereof as of the time of such surrender and as promptly as practicable thereafter will deliver certificates for such shares of Common Stock. Upon surrender of a certificate representing shares of Series A Preferred Stock to be converted in part, in addition to the foregoing, the Corporation shall also issue to such holder a new certificate representing any unconverted shares of Series A Preferred Stock represented by the certificate surrendered for conversion.

(ii) Effect of Conversion. From and after the conversion date, dividends on the shares of the Series A Preferred Stock so converted shall cease to accrue, such shares shall no longer be deemed to be outstanding, the holders of shares of Series A Preferred Stock shall be deemed holders of the shares of Common Stock issuable upon conversion thereof and all rights of such holders as holders of Series A Preferred Stock (except the right to receive from the Corporation certificates representing such number of fully paid, non-assessable shares of Common Stock determined pursuant to Section 2(e)(i), upon surrender at the Corporation’s principal office (or other place within the United States of America identified in the applicable notice for surrender of share certificates) of the certificate representing such shares of Series A Preferred Stock duly endorsed to the Corporation or in blank, together with appropriate evidence of the payment of any transfer or similar tax, if required. and written instructions to the Corporation specifying the name and address of the person to whom such shares of Common Stock are to be issued) shall cease (including any right to receive dividends on the shares of Series A Preferred Stock otherwise payable on any Dividend Reference Date that would have occurred after the conversion date).

(iii) Fractional Shares. No fractional shares of Common Stock shall be issued pursuant to this Section 2(e).

(iv) Taxes. The Corporation shall pay all documentary, stamp, or similar issue or transfer tax due on the issuance of shares of Common Stock upon conversion of shares of Series A Preferred Stock; provided, however, that the holder of shares of Series A Preferred Stock so converted shall pay any such tax which is due because such shares are to be issued in a name other than that of such holder.

(v) Reservation of Shares. The Corporation shall reserve and at all times keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of shares of its duly authorized Common Stock as shall from time to time be sufficient to effect the conversion of all of the outstanding shares of Series A Preferred Stock.

(vi) Adjustments to Conversion Price. Notwithstanding anything to the contrary contained herein, no adjustments to the Conversion Price shall be made pursuant to this Section 2(e) as a result of (a) the issuance by the Corporation of shares of Common Stock upon conversion of the Series A Preferred Stock, (b) the issuance by the Corporation of shares of Common Stock upon exercise of the Warrants (as defined in the Securities Purchase Agreement), or (c) the issuance by the Corporation of Common Stock, Series A Preferred Stock and Series B Preferred Stock, as set forth in Section 3.12 of the Securities Purchase Agreement. The Conversion Price, after taking into consideration any prior adjustments pursuant to this Section 2(e), shall be subject to adjustment from time to time as follows and, thereafter, as adjusted, shall be deemed to be the Conversion Price hereunder.

(A) Stock Dividends; Subdivisions and Combinations. In case at any time or from time to time the Corporation shall:

(1) issue to the holders of its Common Stock a dividend payable in, or other distribution of, Common Stock (a “Stock Dividend”),

(2) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, including without limitation by means of a stock split (a “Stock Subdivision”), or

(3) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock (a “Stock Combination”),

then the Conversion Price in effect immediately prior thereto shall be proportionately decreased in the case of a Stock Dividend or a Stock Subdivision and proportionately increased in the case of a Stock Combination. In the event the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common

Stock for no consideration, then the Corporation shall be deemed to have made a Stock Dividend in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

(B) Other Distributions. In case at any time or from time to time the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution other than a dividend payable out of funds legally available therefor under the laws of the State of Delaware (collectively, a “Distribution”) of:

(1) cash;

(2) any evidences of its indebtedness (other than Convertible Securities), any shares of its capital stock (other than additional shares of Common Stock or Convertible Securities) or any other securities or property of any nature whatsoever (other than cash); or

(3) any options, warrants or other rights to subscribe for or purchase any of the following: any evidences of its indebtedness (other than Convertible Securities), any shares of its capital stock (other than additional shares of Common Stock or Convertible Securities) or any other securities or property of any nature whatsoever, then each holder of Series A Preferred Stock shall be entitled to elect by written notice to the Corporation to receive (x) immediately and without further payment the cash, evidences of indebtedness, stock, securities, other property, options, warrants and/or other rights (or any portion thereof) to which the holder would have been entitled by way of such Distribution as if the holder’s Series A Preferred Stock had been fully converted immediately prior to such Distribution or (y) upon the conversion of the Series A Preferred Stock at any time on or after the taking of such record, the number of shares of Common Stock to be received upon conversion of the Series A Preferred Stock determined as stated herein and, in addition and without further payment, the cash, evidences of indebtedness, stock, securities, other property, options, warrants and/or other rights (or any portion thereof) to which the holder would have been entitled by way of such Distribution and subsequent dividends and distributions through the date of conversion as if (x) the Series A Preferred Stock held by such holder had been fully converted immediately prior to such Distribution and (y) such holder had retained the Distribution in respect of the Common Stock and all subsequent dividends and distributions of any nature whatsoever in respect of any stock or securities paid as dividends and distributions and originating directly or indirectly from such Common Stock.

A reclassification of the Common Stock into shares of Common Stock and shares of any other class of stock shall be deemed a Distribution by the Corporation to the holders of its Common Stock of such shares of such other class of stock and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such event shall be deemed a Stock Subdivision or Stock Combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 2(e)(vi)(A) hereof.

(C) Issuance of Common Stock. If at any time or from time to time after June 2001 the Corporation shall (except as hereinafter provided in this Section 2(e)(vi)(C)) issue or sell any additional shares of Common Stock for a consideration per share less than the Fair Market Value Per Share, then, effective on the date specified below, the Conversion Price shall be adjusted by multiplying (1) the Conversion Price immediately prior thereto by (2) a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock (calculated on a Fully Diluted basis), the number of shares of Common Stock issuable upon the conversion or exercise of options, warrants, rights or other Convertible Securities (but only to the extent that such Convertible Securities are “in the money” and then exercisable but in any event subject to adjustment as provided in Section 2(e)(vi)(G)(6)), and the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued would purchase at the Fair Market Value Per Share, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock (calculated on a Fully Diluted basis), the number of shares of Common Stock issuable upon the conversion or exercise of options, warrants, rights or other Convertible Securities (but only to the extent that such Convertible Securities are “in the money” and then exercisable but in any event subject to adjustment as provided in Section 2(e)(vi)(G)(6)), and the number of such additional shares of Common Stock so issued. The date as of which the Fair Market Value Per Share shall be computed shall be the earlier of the date on which the Corporation shall enter into a firm contract or commitment for the issuance of such additional shares of Common Stock or the date of actual issuance of such additional shares of Common Stock.

The provisions of this Section 2(e)(vi)(C) shall not apply to any issuance of additional shares of Common Stock for which an adjustment is otherwise provided under Section 2(e)(vi)(A) hereof. No adjustment of the Conversion Price shall be made under this Section 2(e)(vi)(C) upon the issuance of any additional shares of Common Stock which are issued pursuant to (x) the exercise of other subscription or purchase rights or (y) the exercise of any conversion or exchange rights in any Convertible Securities, provided that an adjustment shall previously have been made upon the issuance of such other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrants or other rights therefor) pursuant to Section 2(e)(vi)(D) or (E) hereof.

(D) Warrants and Options. If at any time or from time to time the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly, by assumption in a merger in which the Corporation is the surviving corporation and in which the shareholders of the Corporation immediately prior to the merger continue to own more than 50% of the outstanding Common Stock immediately after the merger and for a period of 180 days thereafter, or otherwise) issue or sell any warrants, options or other rights to subscribe for or purchase (1) any shares of Common Stock or (2) any Convertible Securities, whether or not the rights to subscribe, purchase, exchange or convert thereunder are immediately exercisable, and the consideration per share for which additional shares of Common Stock may at any time thereafter be issuable pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities shall be less than the Fair Market Value Per Share, then the Conversion Price shall be adjusted as provided in Section 2(e)(vi)(C) hereof on the basis that (x) the maximum number of additional shares of Common Stock issuable pursuant to all such warrants, options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the determination of the Fair Market Value Per Share as hereinafter provided and (y) the aggregate consideration for such maximum number of additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Corporation for the issuance of such additional shares of Common Stock pursuant to the terms of such warrants, options or other rights or such Convertible Securities. For purposes of this Section 2(e)(vi)(D), the effective date of such adjustment and the date as of which the Fair Market Value Per Share shall be computed shall be the earliest of (1) the date on which the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any such warrants, options or other rights, (2) the date on which the Corporation shall enter into a firm contract or commitment for the issuance of such warrants, options or other rights and (3) the date of actual issuance of such warrants, options or other rights.

No adjustment of the Conversion Price shall be made under this Section 2(e)(vi)(D) upon the issuance of any warrants, options or other rights which are issued pursuant to the exercise of any Convertible Securities if an adjustment shall have been made or is contemporaneously made or if no such adjustment shall have been required upon the issuance of such Convertible Securities, pursuant to Section 2(e)(vi)(E) hereof.

(E) Convertible Securities. If at any time or from time to time the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of or shall in any manner (whether directly, by assumption in a merger in which the Corporation is the surviving corporation and in which the shareholders of the Corporation immediately prior to the merger continue to own more than 50% of the outstanding Common Stock immediately after the merger and for a period of 180 days thereafter, or otherwise) issue or sell Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the consideration per share for the additional shares of Common Stock which may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the Fair Market Value Per Share, then the Conversion Price shall be adjusted as provided in Section 2(e)(vi)(C) hereof on the basis that (1) the maximum number of additional shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the determination of the Fair Market Value Per Share as herein provided and (2) the aggregate consideration for such maximum number of additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Corporation for the issuance of such additional shares of Common Stock pursuant to the terms of such Convertible Securities. For purposes of this Section 2(e)(vi)(E), the effective date of such adjustment and the date as of which the Fair Market Value Per Share shall be computed shall be the earliest of (x) the date on which the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any such Convertible Securities, (y) the date on which the Corporation shall enter into a firm contract or commitment for the issuance of such Convertible Securities and (z) the date of actual issuance of such Convertible Securities.

No adjustment of the Conversion Price shall be made under this Section 2(e)(vi)(E) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights if an adjustment shall previously have been made or is contemporaneously made or if no such adjustment shall have been required upon the issuance of such warrants, options or other rights pursuant to Section 2(e)(vi)(D) hereof.

(F) Subsequent Adjustments. If at any time after any adjustment of the Conversion Price shall have been made pursuant to Section 2(e)(vi)(D) or (E) hereof on the basis of the issuance of warrants, options or other rights or the issuance of Convertible Securities, or after any new adjustments of the Conversion Price shall have been made pursuant to this Section 2(e)(vi)(F), then:

(1) if such warrants, options or rights or the right of conversion or exchange in such Convertible Securities shall expire, and a portion of such warrants, options or rights, or the right of conversion or exchange in respect of a portion of such Convertible Securities, as the case may be, shall not have been exercised prior to such expiration, or

(2) in the case of adjustments made pursuant to Section 2(e)(vi)(D) or (E), the consideration per share for which shares of Common Stock are issuable pursuant to such warrants, options or rights per the terms of such Convertible Securities shall be irrevocably increased (provided, no remuneration was paid therefor);

then such previous adjustment shall be rescinded and annulled and the additional shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with such adjustment shall no longer be deemed to have been issued by virtue of such computation. Simultaneously therewith, a recomputation shall be made of the effect of such warrants, options or rights or Convertible Securities on the determination of the Conversion Price, which shall be made on the basis of:

(x) treating the number of additional shares of Common Stock, if any, theretofore actually issued pursuant to the previous exercise of such warrants, options or rights or such right of conversion or exchange as having been issued on the date or dates of such exercise and, in the case of a recomputation of a calculation originally made pursuant to Section 2(e)(vi)(D) or (E), for the consideration actually received and receivable therefor, and

(y) in the case of a recomputation of a calculation originally made pursuant to Section 2(e)(vi)(D) or (E), treating any such warrants, options or rights or any such Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such irrevocable increase of the consideration per share for which shares of Common Stock are issuable under such warrants, options or rights or Convertible Securities;

and, if and to the extent called for by the foregoing provisions of Section 2(e)(vi)(F) on the basis aforesaid, a new adjustment of the Conversion Price shall be made, such new adjustment shall supersede the previous adjustment so rescinded and annulled.

(G) Miscellaneous. The following provisions shall be applicable to the making of adjustments of the Conversion Price provided above in this Section 2(e)(vi):

(1) The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Corporation or any of its subsidiaries shall be deemed an issuance thereof for the purposes of this Section 2(e)(vi).

(2) To the extent that any additional shares of Common Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase any additional shares of Common Stock or any Convertible Securities (x) are issued solely for cash consideration, the consideration received by the Corporation therefor shall be deemed to be the amount of the cash received by the Corporation therefor, (y) are offered by the Corporation for subscription, the consideration received by the Corporation shall be deemed to be the subscription price or (z) are sold to underwriters or dealers for public offering, the aggregate consideration received by the Corporation shall be deemed to be the consideration received by the Corporation therefor, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends. To the extent that such issuance shall be for a consideration other than cash, or partially for cash and partially for other consideration, then, except as otherwise expressly provided herein, the amount of such consideration shall be deemed to be the fair market value of such other consideration plus, if applicable, the amount of such cash at the time of such issuance, determined in the manner set forth in Section 2(e)(ix)(B). In case any additional shares of Common Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase such additional shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Corporation is the survivor and issues any securities, the amount of consideration therefor shall be deemed to be the fair market value of such additional shares of Common Stock, Convertible Securities, warrants, options or other rights, as the case may be. determined in the manner set forth in Section 2(e)(ix)(B).

The consideration for any shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be equal to (a) the consideration received by the Corporation for issuing any warrants, options or other rights to subscribe for or purchase such Convertible Securities, plus (b) the consideration paid or payable to the Corporation in respect of the subscription for or purchase of such Convertible Securities, plus (c) the consideration, if any, payable to the Corporation upon the exercise of the right of conversion or exchange of such Convertible Securities.

In case of the issuance at any time of any additional shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Corporation shall. be deemed to have received for such additional shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

(3) The adjustments required by the preceding paragraphs of this Section 2(e)(vi) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Conversion Price that would otherwise be required shall be made (except in the case of a Stock Subdivision or Stock Combination, as provided for in Section 2(e)(vi)(A) hereof) unless and until such adjustment either by itself or with other adjustments not previously made adds or subtracts at least one one-hundredth of one cent to or from the Conversion Price immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment. together with other adjustments required by this Section 2(e)(vi) and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(4) In computing adjustments under this Section 2(e)(vi), fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

(5) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(6) In making any adjustment, at the time of the conversion of the Series A Preferred Stock, to the extent not already taken into account, securities convertible into capital stock which were not exercisable or in-the-money that are so exercisable and in the money or previously have been exercised shall be taken into account, at the time of the conversion of the Series A Preferred Stock. in the calculation of shares of Common Stock (calculated on a Fully Diluted basis).

(vii) Changes in Common Stock. In case at any time the Corporation shall initiate any transaction or be a party to any transaction (including, without limitation, a merger, consolidation, share exchange, sale, lease or other disposition of all or substantially all of the Corporation’s assets, liquidation, recapitalization or reclassification of the Common Stock) in connection with which the previous outstanding Common Stock shall be changed into or exchanged for different securities of the Corporation or capital stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing (each such transaction being herein called a “Transaction”), then, as a condition of the consummation of the Transaction, lawful, enforceable and adequate provision shall be made in the terms of the Series A Preferred Stock (or of any securities into which the Series A Preferred Stock is changed or converted or for which the Series A Preferred Stock is exchanged), so that (A) the holders of shares of Series A Preferred Stock or of such substitute securities shall thereafter be entitled to receive, upon conversion of the such Series A Preferred Stock or of such substitute securities, the same kind and amount of shares of stock, other securities, money and property which such holders would have received at the time of such Transaction, if such holders had converted such Series A Preferred Stock immediately prior to such Transaction and (B) the Series A Preferred Stock or such substitute securities shall thereafter be adjusted on terms as nearly equivalent as may be practicable to the adjustments theretofore provided in Section 2(e). The foregoing provisions of this Section 2(e)(vii) shall similarly apply to successive Transactions.

(viii) Other Action Affecting Common Stock.

In case at any time or from time to time the Corporation shall take any action of the type contemplated in Section 2(e)(vi) or (vii) hereof but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features) other than cash bonuses, then, unless in the opinion of the Corporation’s Board of Directors such action will not have a material adverse effect upon the rights of the holders of Series A Preferred Stock (taking into consideration, if necessary, any prior actions which the Board of Directors deemed not to materially adversely affect the rights of the holders of Series A Preferred Stock), the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation may in good faith determine to be equitable in the circumstances.

(ix) Notices.

(A) Notice of Proposed Actions. In case the Corporation shall propose (1) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, (2) to offer to the holders of its Common Stock rights to subscribe for or to purchase any Convertible Securities or additional shares of Common Stock or shares of stock of any class or any other securities, warrants, rights or options, (other than the exercise of pre-emptive rights) (3) to effect any reclassification of its Common Stock, (4) to effect any recapitalization, stock subdivision, stock combination or other capital reorganization, (5) to effect any consolidation or merger, share exchange, or sale, lease or other disposition of all or substantially all of its property, assets or business, (6) to effect the liquidation, dissolution or winding up of the Corporation or (7) to effect any other action which would require an adjustment under this Section 2(e), then in each such case the Corporation shall give to the holders of Series A Preferred Stock written notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, stock subdivision, stock combination, distribution or rights, or the date on which such reclassification, recapitalization, reorganization, consolidation, merger, share exchange, sale, lease, transfer, disposition, liquidation. dissolution, winding up or other transaction is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, or the date on which the transfer of Common Stock is to occur, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and on the Conversion Price after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (1) or (2) above at least thirty (30) days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least thirty (30) days prior to the earlier of the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock.

(B) Adjustment Notice. Whenever the Conversion Price is to be adjusted pursuant to this Section 2(e), unless otherwise agreed by the holders of Series A Preferred Stock, the Corporation shall promptly (and in any event within ten (10) business days after the event requiring the adjustment) prepare a certificate signed by the chief financial officer of the Corporation, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment is to be calculated. The certificate shall set forth, if applicable, a description of the basis on which the Board of Directors in good faith determined, as applicable, the Fair Market Value Per Share, the fair market value of any evidences of indebtedness, shares of stock, other securities, warrants, other subscription or purchase rights, or other property or the equitable nature of any adjustment under Section 2(e)(vii) or (viii) hereof, the new Conversion Price and, if applicable, any new securities or property to which the holders of Series A Preferred Stock are entitled. The Corporation shall promptly cause a copy of such certificate to be delivered to the holders of Series A Preferred Stock. In the case of any determination of Fair Market Value Per Share, such certificate shall be delivered to the holders of Series A Preferred Stock within the time period set forth in the definition of Fair Market Value Per Share and the holders of Series A Preferred Stock may object thereto as provided therein. Any other determination of fair market value shall first be determined in good faith by the Board of Directors and be based upon an arm’s length sale of such indebtedness, shares of stock, other securities, warrants, other subscription or purchase rights or other property, such sale being between a willing buyer and a willing seller. In the case of any such determination of fair market value, the holders of a majority of the outstanding shares of Series A Preferred Stock may object to the determination in such certificate by giving written notice within ten (10) business days of the receipt of such certificate and, if the holders of a majority of the outstanding shares of Series A Preferred Stock and the Corporation cannot agree to the fair market value within ten (10) business days of the date of the objection of the holders of a majority of the outstanding shares of Series A Preferred Stock, the fair market value shall be determined by a national or regional investment bank or a national accounting firm mutually selected by the holders of a majority of the outstanding shares of Series A Preferred Stock and the Corporation, the fees and expenses of which shall be paid by the Corporation unless such determination results in a fair market value within five percent (5%) of the fair market value initially determined by the Board of Directors, in which case such fees and expenses shall be borne by each holder of Series A Preferred Stock in the proportion that the number of shares of Series A Preferred Stock held by such holder bears to the total number of issued and outstanding shares of Series A Preferred Stock. The Corporation shall keep at its principal office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the holders of Series A Preferred Stock or any prospective purchaser of Series A Preferred Stock if so designated by a holder of Series A Preferred Stock.

(x) Definitions. The following definitions shall apply to this Section 2(e):

(A) “Convertible Securities” means evidences of indebtedness, shares of stock or other securities (including, but not limited to options and warrants) which are directly or indirectly convertible, exercisable or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the onset of a specified date or the happening of a specified event.

(B) “Fair Market Value Per Share” means, with respect to a share of Common Stock on any date: (a) the fair market value of the outstanding Common Stock based upon an arm’s length sale of the Corporation on such date (including its ownership interest in all persons) as an entirety, such sale being between a willing buyer and a willing seller and determined without reference to any discount for minority interest, restrictions on transfer, disparate voting rights among classes of capital stock or lack of marketability with respect to capital stock and disregarding any obligations of the Corporation pursuant to the outstanding Series B Preferred Stock divided by (b) the aggregate number of shares of Common Stock (calculated on a Fully Diluted basis). The Fair Market Value shall be determined by the Board of Directors of the

Corporation in good faith within ten (10) days of any event for which such determination is required and such determination (including the basis therefor) shall be promptly provided to the holders of Series A Preferred Stock. Such determination shall be binding on the holders of Series A Preferred Stock unless the holders of a majority of the outstanding shares of Series A Preferred Stock object thereto in writing within ten (10) business days of receipt. In the event the Corporation and such holders cannot agree on the Fair Market Value within ten (10) business days of the date of such holders’ objection, the Fair Market Value shall be determined by disinterested appraiser (which may be a national or regional investment bank or national accounting firm) mutually selected by the Corporation and such holders, the fees and expenses of which shall be paid by the Corporation unless such determination results in a fair market value within five percent (5%) of the fair market value initially determined by the Board of Directors, in which case such fees and expenses shall be borne by each holder of Series A Preferred Stock in the proportion that the number of shares of Series A Preferred Stock held by such holder bears to the total number of issued and outstanding shares of Series A Preferred Stock. Any selection of a disinterested appraiser shall be made in good faith within seven (7) business days after the end of the last ten (10) business day period referred to above and any determination of Fair Market Value by a disinterested appraiser shall be made within thirty (30) days of the date of selection.

(C) “Fully Diluted” means, with respect to the Common Stock as of a particular time (taking into account the transaction in respect of which the “Fully Diluted” basis is being calculated at such time), the total number of outstanding shares of Common Stock as of such time as determined by treating all outstanding and “in-the-money” and then exercisable options, warrants and other rights for the purchase or other acquisition of Common Stock as having been exercised and by treating all outstanding and “in-the-money” Convertible Securities which at the time of such calculation may be converted as having been so converted; provided, however, that the shares of Common Stock issued or to be issued upon conversion of the Corporation’s Series A Preferred Stock shall only be treated as outstanding when such shares have been issued or are required to be issued after a demand for conversion has been made.

(f) Ranking. Notwithstanding anything to the contrary provided in this Certificate of Incorporation, the rights of the holders of the Warrants and the rights of the parties to the Securityholders’ Agreement shall rank prior to and in preference over the rights accorded to the Series B Preferred Stock pursuant to this Certificate of Incorporation, as amended from time to time.

3. Common Stock.

(a) Dividends. After all current and cumulative dividends to which the holders of Preferred Stock may then be entitled have been declared and paid or after the Corporation shall have set apart the amounts required pursuant to such resolutions for the payment of all current and cumulative dividends on any Preferred Stock or for the purchase or redemption of any Preferred Stock, the holders of Common Stock shall be entitled to have dividends declared in cash, property, or other securities of the Corporation out of any net profits or net assets of the Corporation legally available therefor, if, as and when such dividends are declared by the Corporation’s Board of Directors.

(b) Voting Rights. Each share of Common Stock shall be entitled to one vote upon all matters upon which stockholders have the right to vote, but shall not be entitled to vote for the election of any directors who may be elected by vote of the Series A Preferred Stock voting as a class pursuant to Section 2(b) of this Article FOURTH.

(c) Liquidation. In the event of the liquidation or dissolution of the Corporation’s business and after the holders of Preferred Stock shall have received amounts to which they are entitled, the holders of Common Stock shall be entitled to receive ratably the balance of the Corporation’s net assets available for distribution

4. Preemptive Rights. Except as provided in Third Party Debt Instruments (including, without limitation, the Securityholders’ Agreement), no holder of any shares of the Corporation shall have any preemptive right to subscribe for or to acquire any additional shares of the Corporation of the same or of any other class whether now or hereafter authorized or any options or warrants giving the right to purchase any such shares, or any bonds, notes, debentures or other obligations convertible into any such shares.

5. Covenants.

(a) Certain Restrictions. Upon the termination of all commitments under the Third Party Debt Instruments and the irrevocable payment in full of all obligations thereunder, the covenants, defaults and events of default contained or defined in the latest of any credit documents and note documents with persons not affiliated with the Corporation or its subsidiaries, applicable to the Corporation or its subsidiaries, shall be deemed incorporated herein by reference for the benefit of the holders of Series A Preferred Stock.

(b) Transactions with Affiliates. The Corporation will not, and will not permit any subsidiary, directly or indirectly, to enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any affiliate of the Corporation other than on terms that are at least as favorable, generally, to the Corporation or the subsidiary, as the case may be, as that which might be obtained at the time from persons who are not an affiliate.

(c) Financial Statements. The Corporation shall furnish to each holder of Preferred Stock as soon as available, but in any event within 60 days after the end of each fiscal year of the Corporation, a copy of the audited financial statements of the Corporation and its subsidiaries as at the end of such year, and a copy of all financial statements and information delivered to each Agent or Lender under any Third Party Debt Instrument, contemporaneously with such delivery.

FIFTH: The Corporation is to have perpetual existence.

SIXTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

SEVENTH: The Board of Directors of the Corporation shall consist of five members. Except as provided in this Article SEVENTH and in Article FOURTH hereof relating to the rights of the holders of Series A Preferred Stock to elect directors as a class, any vacancies on the

Board of Directors resulting from death, resignation, disqualification, removal or any other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director he or she replaced and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director.

Subject to any rights of the holders of Series A Preferred Stock to elect directors as a class, a director may be removed only for cause and only by the affirmative vote of the holders of 80% of the combined voting power of the then-outstanding shares of Preferred and Common Stock, voting together as a single class.

In furtherance and not in limitation of the powers conferred by statute, but subject nevertheless to the laws of the State of Delaware and of this Certificate of Incorporation, the Board of Directors is expressly authorized:

1. To adopt, amend and repeal the By-Laws of the Corporation, subject to Article FOURTH, Section 2(b)(ii) hereof relating to the rights of the holders of Series A Preferred Stock. Any By-Laws adopted by the directors under the powers conferred hereby may be amended or repealed by the directors or by the stockholders, subject to Article FOURTH, Section 2(b)(ii) hereof relating to the rights of the holders of Series A Preferred Stock.

2. To fix and determine, and to vary the amount of, the working capital of the Corporation, and to determine the use or investment of any assets of the Corporation, to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve or reserves.

3. To authorize the purchase or other acquisition of shares of stock of the Corporation or any of its bonds, debentures, notes, scrip, warrants or other securities or evidence of indebtedness.

4. Except as otherwise provided by law, to determine the places within or without the State of Delaware, where any or all of the books of the Corporation shall be kept.

5. To authorize the sale, lease or other disposition of any part or parts of the properties of the Corporation and to cease to conduct the business connected therewith or again to resume the same, as it may deem best.

6. To authorize the borrowing of money, the issuance of bonds, debentures and other obligations or evidences of indebtedness of the Corporation, secured or unsecured, and the inclusion of provisions as to redeemability and convertibility into shares of stock of the Corporation or otherwise; and the mortgaging or pledging, as security for money borrowed or bonds, notes, debentures or other obligations issued by the Corporation, of any property of the Corporation, real or personal, then owned or thereafter acquired by the Corporation.

7. To authorize the negotiation and execution on behalf of the Corporation of agreements with officers and other employees of the corporation relating to the payment of severance compensation to such officers or employees.

In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the By-Laws of the Corporation.

Subject to any limitation in the By-Laws, the members of the Board of Directors shall be entitled to reasonable fees, salaries, or other compensation for their services, as determined from time to time by the Board of Directors, and to reimbursement for their expenses as such members. Nothing herein contained shall preclude any director from serving the Corporation or its subsidiaries or affiliates in any other capacity and receiving compensation therefor.

Subject to any additional requirement contained in this Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article SEVENTH.

EIGHTH: Both stockholders and directors shall have power, if the By-Laws so provide, to hold their meetings and to have one or more offices within or without the State of Delaware.

Any action required or permitted to be taken by the stockholders of the Corporation may be effected by a consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of Preferred Stock, special meetings of stockholders may be called only by the Chairman, if any, on his own initiative, the President on his own initiative or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Subject to any additional requirement contained in this Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of all Preferred and Common shares of the Corporation, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article EIGHTH.

NINTH: Except as otherwise provided in this Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TENTH:

(a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware, or any other applicable law, is amended to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, or any other applicable law, as so amended. Any repeal or modification of this Section (a) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

(b)(i) Each person who has or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans. whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, or any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director. officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (ii) of this Section (b) with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section (b) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware, or any other applicable law, requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section (b) or otherwise.

(ii) If a claim under paragraph (i) of this Section (b) is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which make it permissible under the General Corporation Law of the State of Delaware, or any other applicable law, for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, stockholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, or any other applicable law, nor an actual determination by the Corporation (including its Board of Directors, stockholders or independent legal counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(iii) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

(iv) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware, or any other applicable law.

(v) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section (b) with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

(vi) Any repeal or modification of this Section (b) by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.”

SECOND: The Corporation has not received any payment for any of its stock.

THIRD: The Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, NORTH AMERICA PACKAGING CORPORATION has caused this Amended and Restated Certificate of Incorporation to be signed by its sole incorporator this 12th day of June, 2001.

NORTH AMERICA PACKAGING CORPORATION

By:	/s/ Howard J. Barnhorst
.	Howard J. Barnhorst, Incorporator

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NORTH AMERICA PACKAGING CORPORATION

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

NORTH AMERICA PACKAGING CORPORATION, a corporation organized under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: That the Board of Directors of the Corporation, pursuant to a unanimous written consent in lieu of a meeting of directors, duly adopted a resolution setting forth the following proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring such amendment to be advisable:

Article SEVENTH of the Amended and Restated Certificate of Incorporation is hereby amended by deleting such Article SEVENTH in its entirety and inserting in lieu thereof with the following:

“SEVENTH: The Board of Directors of the Corporation shall consist of a minimum of one (1) director. The number of directors shall be fixed from time to time by the affirmative vote of a majority of the directors then in office. Except as provided in this Article SEVENTH and in Article FOURTH hereof relating to the rights of the holders of Series A Preferred Stock to elect directors as a class, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or any other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director he or she replaced and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director.

Subject to any rights of the holders of Series A Preferred Stock to elect directors as a class, a director may be removed only for cause and only by the affirmative vote of the holders of 80% of the combined voting power of the then-outstanding shares of Preferred and Common Stock, voting together as a single class.

In furtherance and not in limitation of the powers conferred by statute, but subject nevertheless to the laws of the State of Delaware and of this Certificate of Incorporation, the Board of Directors is expressly authorized:

1. To adopt, amend and repeal the By-Laws of the Corporation, subject to Article FOURTH, Section 2(b)(ii) hereof relating to the rights of the holders of Series A Preferred Stock. Any By-Laws adopted by the directors under the powers conferred hereby may be amended or repealed by the directors or by the stockholders, subject to Article FOURTH, Section 2(b)(ii) hereof relating to the rights of the holders of Series A Preferred Stock.

2. To fix and determine, and to vary the amount of, the working capital of the Corporation, and to determine the use or investment of any assets of the Corporation, to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve or reserves.

3. To authorize the purchase or other acquisition of shares of stock of the Corporation or any of its bonds, debentures, notes, scrip, warrants or other securities or evidence of indebtedness.

4. Except as otherwise provided by law, to determine the places within or without the State of Delaware, where any or all of the books of the Corporation shall be kept.

5. To authorize the sale, lease or other disposition of any part or parts of the properties of the Corporation and to cease to conduct the business connected therewith or again to resume the same, as it may deem best.

6. To authorize the borrowing of money, the issuance of bonds, debentures and other obligations or evidences of indebtedness of the Corporation, secured or unsecured, and the inclusion of provisions as to redeemability and convertibility into shares of stock of the Corporation or otherwise; and the mortgaging or pledging, as security for money borrowed or bonds, notes, debentures or other obligations issued by the Corporation, of any property of the Corporation, real or personal, then owned or thereafter acquired by the Corporation.

7. To authorize the negotiation and execution on behalf of the Corporation of agreements with officers and other employees of the corporation relating to the payment of severance compensation to such officers or employees.

In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and

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things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the By-Laws of the Corporation.

Subject to any limitation in the By-Laws, the members of the Board of Directors shall be entitled to reasonable fees, salaries, or other compensation for their services, as determined from time to time by the Board of Directors, and to reimbursement for their expenses as such members. Nothing herein contained shall preclude any director from serving the Corporation or its subsidiaries or affiliates in any other capacity and receiving compensation therefor.

Subject to any additional requirement contained in this Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article SEVENTH.”

SECOND: That in lieu of a meeting and vote of the stockholders of the Corporation, the sole stockholder has, by written consent, dated September 11, 2006, approved the adoption of the foregoing amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and that such consent has been filed with the minutes of the proceedings of the stockholders of the Corporation.

THIRD: That this Amendment to the Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: This Amendment to the Amended and Restated Certificate of Incorporation shall become effective immediately at 9:00 a.m. on October 25, 2006.

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IN WITNESS WHEREOF, the undersigned, being a duly authorized Officer of the Corporation, for the purpose of amending the Amended and Restated Certificate of Incorporation of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware, does make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand, this 11th day of September, 2006.

/S/ Jeffrey M. O’Connell
Name: Jeffrey M. O’Connell
Title: Vice President and Secretary

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NORTH AMERICA PACKAGING CORPORATION

North America Packaging Corporation, a Delaware corporation (the “Corporation”), hereby certifies:

1. By written consent in lieu of a meeting of the Board of Directors of the Corporation (the “Board”), pursuant to Section 141(f) of the Delaware General Corporation Law (the “DGCL”), resolutions were duly adopted by the Board setting forth a certain proposed amendment of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), declaring the amendment to be advisable and in the best interests of the Corporation, and calling for a vote of the holder of the outstanding shares of Common Stock of the Corporation (the “Sole Stockholder”) for consideration thereof. The resolution setting forth the proposed amendments are as follows:

RESOLVED, that ARTICLE FOURTH of the Amended and Restated Certificate of Incorporation is hereby amended by deleting such Article FOURTH in its entirety and inserting in lieu thereof the following:

“FOURTH, Authorized Shares. The Corporation shall have the authority to issue up to 1,000 shares of capital stock, $0.01 par value per share, of which all shares shall be designated Common Stock.”

2. Thereafter, pursuant to resolution of the Board, the sole Stockholder acted by written consent in lieu of a meeting in accordance Section 228 of the DGCL to approve the amendment set forth above, by which written consent the necessary number of shares as required by statute was voted in favor of the amendments.

3. The amendment set forth above was duly adopted in accordance with Section 242 of the DGCL.

[Signature on following page.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer, and the foregoing facts stated herein are true and correct.

Dated: JUNE 30, 2008

NORTH AMERICA PACKAGING CORPORATION.

By:	/S/ Jeffrey M. O’Connell
Name: Jeffrey M. O’Connell
Title: Vice President and Secretary